Exhibit 99

News
PPG Media Contact:
Mark Silvey
Corporate Communications
412-434-3046
silvey@ppg.com

PPG Investor Contact:
Scott Minder
Investor Relations
412-434-3466
sminder@ppg.com
investor.ppg.com

PPG confirms proposal for AkzoNobel

PITTSBURGH, March 9, 2017 - PPG (NYSE:PPG) today confirmed that it made an attractive and comprehensive proposal to Akzo Nobel N.V. (AKZA.AS; AKZOY) on March 2, 2017, inviting AkzoNobel to enter into negotiations with PPG on a potential transaction to form a combined company, which AkzoNobel rejected.

PPG continues to believe there is a strong strategic rationale for the proposed transaction between PPG and AkzoNobel and will carefully evaluate and consider its position and path forward related to its proposal.

Michael McGarry, chairman and CEO of PPG, said, “PPG has long admired AkzoNobel’s businesses, global presence, culture and principles as well as its advances in innovative product development and sustainable business practices. We believe a combination of our two companies is a very compelling strategic opportunity. We are confident that this combination is in the best interests of the stakeholders of both companies as it presents a unique opportunity to build on the successful legacies of our businesses. PPG has carefully considered the interest of all AkzoNobel stakeholders including shareholders, employees, customers and the communities it serves and has proposed its willingness to enter into serious commitments in respect of all stakeholders.”

Strategically, the combination of PPG and AkzoNobel would deliver an enhanced global player in paints, coatings and specialty materials, combining complementary products, technologies and geographies, and would create a stronger competitor in a highly competitive global marketplace, offering a broader line of products and technologies cost-effectively to a more diverse customer base. Financially, the combination would create a stronger enterprise with a solid investment grade rating.

PPG envisions that the heritage of AkzoNobel’s culture and best practices will be reflected in the composition of the combined company, and in the locations where it would operate. The combination would continue the legacies of both companies, including the use of flagship brands and technologies, investment in research, development and innovation, and the companies’ longstanding commitment to being good employers and corporate citizens that operate in a sustainable and socially responsible manner.

PPG, in conjunction with its financial and legal advisors, has devoted significant time and resources to analyzing a potential combination of PPG and AkzoNobel and is confident in its ability to execute and complete the proposed transaction and to obtain all necessary regulatory approvals.

This is a public announcement by PPG pursuant to the provisions of section 4 paragraph 3 of the Decree on Public Takeover Bids (Besluit openbare biedingen Wft) of the Netherlands in connection with a potential voluntary public offer by PPG for all the issued and outstanding ordinary shares in the capital of AkzoNobel. This announcement does not constitute an offer, or any solicitation of any offer, to buy or subscribe for any securities. Any offer will be made only by means of an offer memorandum. This announcement is not for release, publication or distribution, in whole or in part, in, into or from, directly or indirectly, any other jurisdiction in which such release, publication or distribution would be unlawful.

About PPG

PPG: WE PROTECT AND BEAUTIFY THE WORLD™

PPG is a global supplier of paints and coatings, aerospace, optical, fiberglass and specialty materials. PPG has annual revenues of approximately $15 billion and a current market capitalization of approximately $26 billion. PPG and its affiliates employ more than 45,000 employees, operate over 150 plants and have a presence in more than 70 countries around the world, including approximately 14,000 employees and 45 plants in 15 different countries in Europe.

At PPG, we work every day to develop and deliver the paints, coatings and materials that our customers have trusted for more than 130 years. Through dedication and creativity, we solve our customers’ biggest challenges, collaborating closely to find the right path forward.

We serve customers in construction, consumer products, industrial and transportation markets and aftermarkets. Ranked 183 on the FORTUNE 500, we were named Fortune’s most admired company in the chemicals sector in 2017.

Every day, PPG collaborates with employees and community partners to make our vision of bringing color and brightness to communities a reality. We dedicate our financial resources, apply our products and use the power of our passionate employee volunteers to address the needs of our communities and transform lives.

In 2016, we supported hundreds of community organizations across 25 countries. Our signature program is our COLORFUL COMMUNITIES™ initiative, which increases our commitment to invest in communities and supports projects that transform community spaces, providing PPG volunteers and donated PPG products. Since the program’s launch, PPG employee volunteers completed nearly 60 Colorful Communities projects, positively impacting 1.8 million people.

To learn more, visit www.ppg.com.

Forward-Looking Statements
This press release contains certain statements about PPG that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These matters involve risks and uncertainties as discussed in PPG’s periodic reports on Form 10-K and Form 10-Q, and their current reports on Form 8-K, filed from time to time with the Securities and Exchange Commission (“SEC”). The forward-looking statements contained in this press release include statements about the proposed acquisition of AkzoNobel by PPG (the “Transaction”) and the expected benefits of the Transaction for PPG, AkzoNobel and their shareholders. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These statements are based on the current expectations of the management of PPG and are subject to uncertainty and to changes in circumstances, and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Such risks, uncertainties and assumptions include: the satisfaction of any conditions to the Transaction and other risks related to the completion of the Transaction and actions related thereto; risks relating to any unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; business and management strategies and the expansion and growth of PPG’s and AkzoNobel’s operations; PPG’s ability to integrate AkzoNobel’s business successfully after the closing of the Transaction and to achieve anticipated synergies and benefits; and the risk that disruptions from the Transaction will harm the combined companies’ business. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and PPG undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Colorful Communities and We protect and beautify the world are trademarks and the PPG Logo is a registered trademark of PPG Industries Ohio, Inc.